                                                                  Exhibit 10.162


                       ASSIGNMENT AND ASSUMPTION OF LEASES


     This Assignment and Assumption of Leases (the "Assignment") is made and entered into as of the 19th day of December, 2001, by and between HB PROPERTIES, a Texas general partnership ("Assignor"), and JPET II COMPANY, LIMITED PARTNERSHIP, a Utah limited partnership ("JPET"), and FAE HOLDINGS 0112009, L.L.C., a Utah limited liability company ("FAE"). JPET and FAE are collectively referred to herein as "Assignees".

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged:

     Assignor hereby grants, conveys, transfers and assigns to JPET an undivided 70.7% interest and FAE an undivided 29.3% interest, in all of Assignor's right, title and interest in, to and under the leases (the "Leases") described in Exhibit B attached hereto and incorporated herein by this reference, relating to that certain real property located in Clark County, Nevada, and more particularly described in Exhibit A attached hereto (the "Real Property"), together with any and all right, title, estate and interest of Assignor as lessor under the Leases, whether now owned or hereafter acquired, in and to all improvements and fixtures located thereon and any rights, privileges, easements, rights of way or appurtenances appertaining thereto (including, without limitation, any and all rents, issues, profits, royalties, income and other benefits derived from the Real Property hereafter accruing, and any and all claims, causes of action, rights of proceeds or awards related to the Real Property hereafter accruing), together with all right, title, estate and interest of Assignor in and to such security and other deposits and prepaid rents, if any, as have been paid to Assignor pursuant to such Leases, together with all right, title, estate and interest of Assignor in and to any subleases relating to the Real Property.

     Assignees hereby accept the foregoing assignment and agree to assume, pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Leases arising on or after the date hereof and agree to be bound by all of the terms and conditions of the Leases arising on or after the date hereof.

     The provisions of this Assignment shall be binding upon, and inure to the benefit of, the successors and assigns of Assignor and Assignees, respectively.

     This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

                                      ASSIGNOR:

                                      HB PROPERTIES, a Texas General Partnership



                                      By /s/ Mark Hallgren
                                         ---------------------------------------
                                         Mark Hallgren, General Partner

                                      ASSIGNEES:

                                      ASSIGNEES:

                                      JPET II COMPANY, LIMITED PARTNERSHIP



                                      By /s/ JOHN PRICE
                                         ---------------------------------------
                                         John Price, General Partner

                                      FAE HOLDINGS 0112009, L.L.C.

                                      By: FIRST AMERICAN EXCHANGE
                                      CORPORATION, its Manager



                                      By /s/ MICHAEL ANDERSON
                                         ---------------------------------------
                                         Michael Anderson, Vice President

STATE OF __________ )
                      :ss.
COUNTY OF _________ )

     The foregoing instrument was acknowledged before me this day of December, 2001, by MARK HALLGREN, as General Partner of HB PROPERTIES.

                                         ---------------------------------------
                                         Notary Public
                                         Residing in____________________________

My Commission Expires:

----------------------

STATE OF UTAH       )
                      :ss.
COUNTY OF SALT LAKE )


     The foregoing instrument was acknowledged before me this 19th day of December, 2001, by JOHN PRICE, as the General Partner of JPET II COMPANY, LIMITED PARTNERSHIP.

                                         /s/ LESLIE M. WADE
                                         ---------------------------------------
                                         Notary Public
                                         Residing in____________________________

My Commission Expires:

----------------------


                                        2

                                        ----------------------------------------
                                                          NOTARY PUBLIC
                                                          LEZLIE M. WADE
                                        [GRAPHIC        35 Century Parkway
                                        OMITTED]    Salt Lake City, Utah 84115
                                                       My Commission Expires
                                                           May 1, 2003
                                                          STATE OF UTAH
                                        ----------------------------------------

                                       JPET II COMPANY, LIMITED PARTNERSHIP


                                       By
                                          --------------------------------------
                                          John Price, General Partner

                                       FAE HOLDINGS 0112009, L.L.C.

                                       By: FIRST AMERICAN EXCHANGE
                                       CORPORATION, its Manager



                                       By
                                          --------------------------------------
                                          Michael Anderson, Vice President

STATE OF Texas      )
                      :ss.
COUNTY OF Lubbock   )


     The foregoing instrument was acknowledged before me this 19th day of December, 2001, by MARK HALLGREN, as General Partner of HB PROPERTIES.

                                       /s/ BECKY KIMMEL
                                       -----------------------------------------
                                       Notary Public
                                       Residing in Lubbock TX

My Commission Expires:                     -------------------------------
1-21-2005                                                 BECKY KIMMEL
----------------------                     [GRAPHIC      NOTARY PUBLIC
                                           OMITTED]      State of Texas
STATE OF UTAH       )                                Comm. Exp. 01-21-2005
                      :ss.                 -------------------------------
COUNTY OF SALT LAKE )


     The foregoing instrument was acknowledged before me this __ day of December, 2001, by JOHN PRICE, as the General Partner of JPET II COMPANY, LIMITED PARTNERSHIP.



                                       -----------------------------------------
                                       Notary Public
                                       Residing in______________________________

My Commission Expires:

----------------------

STATE OF UTAH       )

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT, made and entered into this July 9, 2001, by and between HB PROPERTIES, as Landlord, and MEADOW VALLEY CORPORATION, INC., AN ARIZONA CORPORATION, as Tenant.

     ARTICLE 1. FUNDAMENTAL LEASE PROVISIONS. Each reference in this Lease to the "Fundamental Lease Provisions" shall mean and refer to the following terms:

     1.1   Landlord's Address" 5909 63rd Street, Lubbock, Texas 79424.

     1.2   Tenant's Notice Address: 4411 South 40th Street, D-11, Phoenix, AZ
           85040

     1.3   Tenant's Trade Name: Meadow Valley Contractors, Inc.

     1.4   Estimated Possession Date: October 1, 2001.

     1.5   Rent Commencement Date: October 1, 2001.

     1.6   Lease Term Five (5) years.

     1.7 Initial Basic Rent: Two Thousand Nine Hundred Ninety-Eight and NO/100's Dollars ($2,998.00).

     1.8   Tenant's Proportionate Share of Common Area Operating Costs: 12.5%.

     1.9   Tenant's Proportionate Share of Taxes: 12.5%.

     1.10  Tenant's Proportionate Share of Insurance: 12.5%.

     1.11 Use: General office and warehouse uses for a general contracting business specializing in infrastructure projects.

     1.12  Security Deposit: $2,998.00

     1.13  Guarantors: None

     ARTICLE 2.   PREMISES.

     2.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain premises in the building located at 4635 Andrews Street, Suite "F", North Las Vegas, Clark County, Nevada 89030 (hereinafter the "Building"), depicted on the site plan of the Building attached hereto as Exhibit "A" (hereinafter referred to as the "Premises"), containing a total of approximately 4,320 square feet of floor space.

     2.2 Tenant's Rights to Use in Common. Tenant shall have the nonexclusive right to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord and of which Tenant is given notice, all areas, space, equipment and signs provided for the common or joint use or benefit of the tenants of the Building, including but not limited to driveways, access roads, landscaped and vacant areas, truck serviceways, lobbies, corridors, stairs, ramps, elevators, escalators, entrances, exits, stairways, sidewalks, pavement, lighting facilities, utility systems, HVAC systems, exterior and interior walls, and public facilities, are collectively referred to herein as the "Common Areas". Tenant hereby agrees that Landlord shall have the right, for the purposes of accommodating the other tenants of the Building, to increase or decrease the configuration and dimensions or to otherwise alter the Common Areas so long as Tenant's access to the Premises is not unreasonably restricted thereby.


                                    Page -1-

     2.4 No Warranty. Tenant agrees that neither Landlord nor any agent of Landlord has made any representations or warranty as to the suitability of the Premises for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Building except as provided in this Lease. Tenant acknowledges and agrees that neither Landlord nor any agent of Landlord has made any representation or warranty whatsoever or at all concerning (a) the safety of the Premises, the Building or of any part thereof, whether for the use of Tenant or any other persons, including Tenant's employees, agents, invitees, or customers, or (b) the existence or adequacy of any security system(s) which may be installed or used by Landlord. All understandings and agreements heretofore made between the parties hereto are merged in this Lease.

     ARTICLE 3.   PURPOSE.

     3.1 Permitted Use. The Premises are to be used only for the use described in the Fundamental Lease Provisions and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     3.2 Restrictions. The parties agree that this Lease is subject to the effect of any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way and any other matters or documents of record; the effects of any zoning laws of the city, county and state where the Building is situated, and general and special taxes not delinquent. Tenant agrees that as to Tenant's leasehold estate Tenant and all persons in possession or holding under Tenant, will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Building (the "Restrictions"); and this Lease is subordinate to the Restrictions and any amendments or modifications thereto.

     ARTICLE 4. TERM. The term of this Lease (herein referred to as the "term of this Lease" or "the term hereof"), shall begin as of the date hereof, and, unless sooner terminated as provided in this Lease, shall continue until Five
(5) years from the Rent Commencement Date, as defined in the Fundamental Lease Provisions. The estimated possession date is set forth in the Fundamental Lease Provisions (the "Estimated Possession Date").

     ARTICLE 5. POSSESSION. Landlord agrees to deliver to the Tenant and Tenant agrees to accept from Landlord, possession of the Premises forthwith upon substantial completion of the Premises. The term "substantial completion of the Premises" is defined as the date Landlord notifies Tenant that the Premises are substantially complete to the extent of Landlord's work as specified in Exhibit "B", to the point that Tenant's contractor may commence the construction of Tenant's Work as specified in Exhibit "B". Certification by Landlord's architect of the substantial completion of the Premises in accordance with Exhibit "B" shall be conclusive and binding upon the parties hereto. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or prior to the Estimated Possession Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

     ARTICLE 6.   RENT.

     6.1   Basic Rent.

           (a) Tenant shall pay to Landlord, as rent for the Premises beginning on the Rent Commencement Date and continuing throughout the term of this Lease, the Basic Annual Rent (sometimes referred to as "Basic Rent") set forth in the Fundamental Lease Provisions hereof, as such Basic Rent may be adjusted as hereinafter provided. The Basic Rent shall be payable in equal monthly installments in advance on or before the first day of each calendar month during the term hereof. Basic Rent for any partial month shall be prorated on a per diem basis based on a 360-day year.

           (b) Landlord and Tenant stipulate and agree for all purposes under this Lease that the floor area of the Premises is 4,320 square feet, notwithstanding any different measurement thereof that may be made hereafter by or on behalf of either party.


                                    Page -2-

     6.2 Basic Rental Adjustment (CPI). On January 1, 2002 and on the first day of each calendar year of the term of this Lease (the "Adjustment Date"), the Basic Rent shall be adjusted upwards by three percent (3%). The adjusted Basic Rent shall become effective as of the applicable Adjustment Date and shall remain in effect for the next succeeding twelve (12) calendar months.

     6.3 Net Lease; Additional Rent. It is the intent of both parties that the Basic Rent shall be absolutely net to Landlord throughout the terms of this Lease, that all costs, expenses, and obligations of every kind relating to the Premises which may arise or become due during the term hereof shall be paid by Tenant, except for those which are specifically imposed upon Landlord pursuant to the terms of this Lease. In furtherance thereof, Tenant specifically agrees to pay to Landlord as additional rent, without demand therefore and without offset or deduction, the expenses and charges set forth below:

           (a) Tenant shall pay to Landlord its Proportionate Share (as defined in Article 1 above) of the Common Area operating costs. The "Common Area operating cost" means the total cost and expense incurred in connection with the ownership, maintenance, repair, replacement and operation of Common Areas, specifically including, without limitation, the costs and expenses for utilities for lighting and cleaning the Common Areas, watering vegetation, and temperature control in interior Common Areas; personal property taxes and assessments on the Common Area personalty and equipment; real property taxes and assessments on the land and improvements comprising the exterior Common Areas (to the extent not included in subparagraph (c) below; premiums for insurance covering exterior Common Areas, including fire and extended coverage, all risk public liability and property damage, rental abatement insurance, earthquake insurance and such other insurance as may otherwise be required by the first mortgagee of the Building or by the Landlord in the exercise of its discretion, maintenance, repair and replacement (including capital charges) of Common Area pavement, sidewalks, walls, roofs, fences, curbs and bumpers, floor and wall coverings in interior Common Areas, and all interior and exterior directional signs; gardening and the maintenance and replacement of landscaping and irrigation systems; striping and line painting; sweeping, sanitary and flood control, removal of snow, ice, trash, rubbish, garbage, and other refuse; cleaning, repair and replacement of lighting fixtures including bulbs and ballasts; depreciation on, or rentals for, machinery and equipment used in such maintenance; management fee (not to exceed five percent (5%); the cost of supplies and personnel (and salaries, uniforms, workmen's compensation insurance, group insurance, fidelity bonds and other fringe benefits) to implement such service, to direct parking, and to police the Common Areas; repair of all utility lines, custodial service for interior Common Areas, all cost required by a governmental entity for energy conservation, life safety or other purposes or made by Landlord to reduce operating expenses; fees required for licenses and permits relating to the operation of parking areas, and fifteen percent (15%) of all the foregoing costs (except for the cost of taxes and insurance) to cover administrative and overhead expenses. Any of the services which may be included in the computation of the Common Area operating costs may be performed by subsidiaries or affiliates of Landlord, provided that the contracts for the performance of such services shall be competitive with similar contracts and transactions with unaffiliated entities for the performance of such services in comparable projects in Salt Lake County.

           (b) Tenant shall pay to Landlord its Proportionate Share (as defined in Article 1 above) of the cost of Landlord's property damage insurance described in Section 16.2 below.

           (c) Tenant shall pay to Land lord its Proportionate Share (as defined in Article 1 above) of all Real Estate Taxes (as defined below) levied against the Building (and applicable land on which the Building is located) for any period occurring during the term of this Lease.

           (d) "Real Estate Taxes" or "Taxes" shall mean and include all general and special taxes, assessments, duties and levies, charged and levied upon or assessed by any governmental authority against the Building including the land, the buildings, the Premises, any other improvements situated on the land other than the buildings, the various estates in the land and the buildings, any leasehold improvements, fixtures, installations additions and equipment whether owned by Landlord or Tenant. Real Estate Taxes shall also include the reasonable cost to Landlord contesting the amount, validity, or the applicability of any Taxes mentioned in this Article. Further included in the definition of Taxes herein shall be general and special assessments, fees of every kind and nature, commercial rental tax, levy, penalty or tax (other than inheritance or estate taxes)


                                    Page -3-
imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Premises or in the Building or on the act of entering into this Lease or as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Building, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. Further, if at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, business tax, permit or other charge, or on or measured by the rents received therefrom, then such new or altered Taxes, regardless of their nature, which are attributable to the land, the buildings or to other improvements within the Building, shall be deemed to be included within the term "Real Estate Taxes" for purposes of this Article, whether in substitution for, or in addition to any other Real Estate Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Landlord. With respect to any general or special assessments which may be levied upon or against the Premises, the Buildings, the underlying realty or which may be evidenced by improvement or other bonds, or may be paid in annual or semi-annual installments, only the amount of such installment, pro rated for any partial year, and statutory interest, shall be included within the computation of Taxes for which Tenant is responsible hereunder. When possible, Tenant shall cause its trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the Taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the Taxes applicable to Tenant's property.

           (e) All costs and expenses herein described which are incurred on a Building-wide basis, such as exterior Common Area maintenance costs, liability insurance, and taxes and assessments (if separate tax bills are not available), shall be prorated among the various tenants within the Building, based upon the square foot area within the Building. Notwithstanding the preceding provision, Tenant's proportionate share as to certain expenses may be calculated differently to yield a higher percentage share for Tenant as to certain expenses in the event Landlord permits other lessees in the Building to directly incur such expenses rather than have Landlord incur the expenses in common for the Building. In such case Tenant's proportionate share of the applicable expense shall be calculated as having its denominator the gross leasable area of all premises in the Building less the gross leasable area of Tenants who have incurred such expense directly. In any case in which Tenant, with Landlord's consent, incurs such expenses directly, Tenant's proportionate share shall be calculated specially so that expenses of the same character which are incurred by Landlord for the benefit of other Tenants in the Building shall not be pro rated to Tenant. Nothing herein shall imply that Landlord will permit Tenant or any other Tenant of the Building to incur any Common Area costs or operating costs. Any such permission shall be in the sole discretion of the Landlord, which Landlord may grant or withhold in its arbitrary judgment.

           (f) Tenant's Proportionate Share of the costs and expenses herein described shall be estimated by Landlord for each twelve (12) month period, as Landlord, in good faith, may determine and shall, where possible, be based upon previous costs and expenses increased by an inflation factor and anticipated forthcoming extraordinary expenditures. Tenant shall pay in equal installments in advance on the first day of each calendar month on-twelfth (1/12th) of its estimated Proportionate Share of such costs for such period and any adjustments to be made as a result of any difference between the amount paid by Tenant (as its estimated Proportionate Share) and Tenant's actual Proportionate Share. In the case of a deficiency, Tenant shall promptly remit the amount of such deficiency to Landlord. In the case of a surplus, Landlord shall apply such surplus to payments next falling due from Tenant hereunder. Notwithstanding the foregoing, however, Landlord may elect to prorate certain costs and expenses, such as taxes and assessments, as they are incurred and, with respect to such items, not following the "budget billing" concept described in this subparagraph.


                                    Page -4-

     6.4 Taxes on Rent. Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed on Rent or any part thereof by any city, county, state or other governmental body having authority.

     6.5 Payment; Late Charges. Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as additional rent in this Lease or any other sum, amount, item or charge payable by Tenant to Landlord pursuant to this Lease (all of which sums together with Basic Rent are sometimes referred to in this Lease as "Rent") shall be paid to Landlord without deduction or offset, in lawful money of the United States of America and shall be paid at the office of Landlord, or to such other place as Landlord may from time to time designate by written notice to Tenant. Any installment of Rent, other sum or any portion of such installment or other sum required under this Lease to be paid by Tenant which has not been paid within five (5) days after the due date thereof shall, whether or not demand therefore is made or notice of default is given, bear interest at the rate of one and one half percent (1-1/2%) per month from the due date thereof or until paid in full. In addition thereto, Landlord may charge a sum equal to five percent (5%) of each unpaid amount as a service fee to compensate Landlord for the additional time and expense necessitated in the handling of delinquent payments.

     ARTICLE 7.   USE OF PREMISES.

     7.1 Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein which will in any way increase the existing rate or affect any policy of fire or other insurance upon the Premises or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other lessees or occupants of the Building, injure or annoy them or use or allow the Premises to be used to any improper, immoral, unlawful or objectionable purposes, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not overload the floors or damage or deface or otherwise commit or suffer to be committed any waste, abuse, deterioration or destructive use in or upon the Premises. Tenant shall not place any sign or advertisement upon any exterior wall or window without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     7.2 Compliance with Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or government rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted related to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant. Tenant hereby accepts the Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the Premises.

     7.3   Hazardous Materials.

           (a) For purposes hereof, "Hazardous Materials" shall mean any and all flammable explosives, radioactive material, hazardous waste, toxic substance or related material, including but not limited to, those materials and substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in the Environmental Laws. For purposes hereof, "Environmental Laws" shall mean all local, state and federal laws, statutes, rules and regulations relating to industrial hygiene, environmental protection, or the use analysis, generation, manufacture, storage, disposal, or transportation of any Hazardous Material, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, 39 U.S.C. Section 1801, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery


                                    Page -5-

Act, 42 U.S.C. Section 6901 et seq.; the Federal Clean Water Act 33 U.S.C.
Section 1251 et seq.; the Clean Air Act 42 U.S.C. Section 7401 et seq.; the Porter-Cologne Water Quality Act, including all amendments thereto, replacements thereof, and regulations adopted and publications promulgated pursuant thereto.

           (b) Tenant agrees that during the term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Premises or the Building including, but not limited to, the Environmental laws. Tenant further agrees that during the term of this Lease, there shall be no use, presence, disposal, storage, generation, release, or threatened release of Hazardous Materials on, from or under the Premises of the Building. Tenant further covenants that it will immediately notify Landlord of any environmental concern raised by a private party or governmental agency as it relates to the Premises or Tenant's use of the Building; and immediately notify Landlord of any hazardous waste spill. In the event of a violation hereof, Tenant shall immediately proceed, at Tenant's expense, to remedy same. Failure of Tenant to commence clean up activities within five (5) days after receipt of notice to do so shall result in a default under this Lease. Landlord shall, thereafter, have the right, but not the obligation, to remedy any environmental violation upon the Premises or the Building, and Tenant shall promptly reimburse Landlord for all costs relating thereto. Landlord further retains the right, in its sole, but reasonable discretion, to conduct any environmental tests should Landlord suspect a violation to exist.

           (c) Tenant agrees to indemnify, defend, protect and hold harmless Landlord, its directors, officers, employees, partners, and agents from and against any and all losses, claims, demands, actions, damages (whether direct or consequential), penalties, liabilities, costs and expenses, including all attorney's fees and legal expenses, arising out of any violation or alleged violation of any of the laws or regulations referred to in this Article, or breach of any of the provisions of this Article. Tenant's obligations under this Article shall survive the expiration or earlier termination of the term of this Lease.

     ARTICLE 8.   ALTERATIONS.

     8.1 Consent. Tenant shall not make or permit to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Landlord, which consent shall not be unreasonably withheld, and any alterations, additions or improvements to, or on the Premises, except movable furniture and trade fixtures, shall at once become a part of the realty and belong to Landlord.

     8.2 Plans. Tenant shall submit working drawings for any such alterations, additions or improvements to Landlord for Landlord's prior written approval.

     8.3 Performance. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense and selection by Tenant of any contractor of person to construct or install the same shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. Such work shall be performed in a good and workmanlike manner, and Tenant shall diligently prosecute such construction to completion. Tenant shall have the work performed in such a manner so as not to (a) obstruct the access of any other tenant in the Building, (b) interfere with the rights of quiet enjoyment of the premises of the other tenants in the Building, or (c) damage any portion of the Building or Common Areas.

     8.4 Liens Not Permitted. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a mechanic's or other lien is filed against the Premises or the Building of which the Premises forms a part as a result of a claim arising through Tenant, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien, claim or demand, indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien notice from Landlord. In addition, Landlord may require Tenant to pay Landlord's attorney's fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so. Landlord may pay the claim prior to the enforcement thereof, in which event


                                    Page -6-

Tenant shall reimburse Landlord in full, including attorney's fees, for any such expense, as additional rent, with the next due rental.

     8.5 Action Upon Expiration. Tenant shall return the Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. However, Tenant shall ascertain from Landlord at least thirty (30) days prior to the termination of this Lease, whether Landlord desires the Premises, or any part thereof, restored to its condition prior to the making of permitted alterations, installations and improvements, and if Landlord shall so desire, then Tenant shall forthwith restore said Premises or the designated portions thereof as the case may be, to its original conditions, entirely at its own expense, excepting normal wear and tear. Upon, or within ten
(10) days prior to termination of this Lease, Tenant will provide, at Tenant's sole cost and expense a certification of the HVAC system by a contractor acceptable to Landlord. In the event said certification indicates any deferred maintenance or other conditions other than normal wear and tear, Tenant shall promptly cause any such conditions to be remedied at Tenant's sole cost and expense, by a contractor acceptable to Landlord. All damage to the Premises caused by the removal of such trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination.

     ARTICLE 9.   MAINTENANCE AND REPAIRS.

     9.1   Tenant's Obligations.

           (a) Tenant shall, at all times during the term hereof, and at Tenant's sole cost and expense, keep, maintain and repair the Premises in good and sanitary order and condition and repair, including, without limitation, interior surfaces of the ceilings, walls and floors located within the Premises, replacement of all broken or damaged glass, replacement of light globes or tubes, doors, window casements, heating, air conditioning and ventilating systems servicing the Premises exclusively, plumbing, pipes, electrical wiring conduit, interior partitions, fixtures, leasehold improvements and alterations.

           (c) Tenant agrees to repair any damage to the Premises or the Building caused by or in connection with (i) the use of the Premises or portions of the Building by Tenant or its employees, agents or invitees, (ii) the moving by Tenant or its employees or agents in to the Premises, or (iii) the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinet work, furniture, movable partition or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at the Tenant's sole cost and expense.

           (d) In the event Tenant fails to maintain the Premises in good order, condition and repair, or to repair damage as provided above, Landlord may (but shall not be obligated to) give Tenant notice to do such acts as are reasonably required to so maintain the Premises. In the event that after such notice Tenant shall fail to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest from the date of such work.


                                    Page -7-

     9.2   Landlord's Obligations

           (a) Landlord shall, at its sole cost and expense, keep and maintain in good repair, the exterior walls and roof of the Building. By entering into the Premises, Tenant shall be deemed to have accepted the Premises in "as-is" condition and as being in good and sanitary order, condition and repair, and Tenant agrees that on the last day of said term or sooner termination of this Lease to surrender the Premises with appurtenance in the same condition as when received, reasonable use and wear thereof and damage by fire, act of God or by the elements is excepted.

           (b) Landlord shall pay for maintenance and repair as defined herein so long as the need for same does not result from any wrongful or negligent act or omission of Tenant or its employees, invitees or licensees. The cost of any such maintenance, repair, janitorial or other service which becomes necessary as a result of any such act or omission shall be borne by Tenant. Landlord shall not be required to make any repairs unless and until Tenant has notified Landlord in writing of the need for such repairs and Landlord shall have a reasonable period of time thereafter within which to commence and complete said repairs. Landlord shall act within seventy-two (72) hours after receipt of written notice and shall pursue to completion with due diligence; provided however, Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the deliberate act or omission of Landlord, its servants, agents, or employees or anyone permitted by it to be in the Building, or through it in any way, the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord on demand. Tenant waives all rights it may have under law to make repairs at Landlord's expense.

     ARTICLE 10.  RIGHTS RESERVED TO LANDLORD

     10.1 Entry. Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times to inspect the same or to perform any obligation of Tenant hereunder which Tenant has failed to perform satisfactorily, to exhibit the Premises to prospective purchasers or tenants, to place upon the property in which the Premises are located any usual or ordinary signs advertising the availability of the property for sale or lease prior to the expiration of this Lease, to post and maintain notices of non-responsibility, or any other notice, deemed necessary by Landlord for the protection of its interest, to maintain or repair the Premises or to alter, improve, maintain or repair any other portion of the Building, specifically including its mechanical, electrical and telephone systems, all without being deemed guilty of any eviction of Tenant and without abatement of Rent, and may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed as well as keep and store upon the Premises all tools, materials and equipment necessary for such purposes, provided that the business of Tenant shall not be unreasonably interfered with or disrupted. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises.

     10.2 Relocation. Landlord shall have the right, at any time during the term hereof, upon not less than ninety (90) days prior written notice to Tenant, to substitute for the Premises such other space in the Building as shall be substantially the same size as the Premises (the "Substituted Premises"), provided that Landlord shall pay all expenses of Tenant incidental to Tenant's relocation to the Substituted Premises and that Landlord shall improve the Substituted Premises for Tenant's use and occupancy at least to the same extent as the Premises occupied by Tenant prior to such relocation.

     10.3 Transfer of Landlord's Interest. In the event Landlord transfers its interest in the Premises (other than a transfer for security purposes only), Landlord shall be relieved of all obligations accruing hereunder after the effective date of such transfer, including any obligations arising out of any act, occurrence or omission relating to the Premises or this Lease which occur after the consummation of such transfer.


                                    Page -8-

     10.4 Right to Obtain Estoppel Certificate. Tenant agrees at any time and from time to time upon not less than ten (10) days prior request by Landlord, to
(a) execute, acknowledge and deliver to Landlord a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Rent and other charges have been paid in advance, if any, (it being intended that any such statement delivered pursuant to this subparagraph may be relied upon by a prospective purchaser, mortgagee or assignee of any mortgage of the Premises), and (iii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed, and/or (b) execute any document or provide any statement as required by Landlord's lender provided such document shall not affect the rental or term of this Lease.

     10.5 Building Name Change. Landlord reserves to itself and shall at any and all times have the right to change the name or street address of the Premises or the Building.

     10.6 Signs. Landlord reserves to itself and shall at any and all times have the right to install and maintain signs on the exterior and interior of the Building, except within the Premises.

     10.7 Other Tenancies. Landlord reserves to itself and shall at any and all times have the right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Building. Tenant does not rely on the fact nor does Landlord represent that any specific tenant or number of tenants shall during the term of this Lease occupy any space in the Building.

     10.8 Work in or Near Building. Landlord reserves to itself and shall at any and all times have the right to do or permit to be done any work in or about the exterior of the Building.

     10.9 Non-Recourse. The obligations of Landlord under this Lease do not constitute personal obligations of the individual entities which comprise Landlord nor their respective partners, members, directors, officers or shareholders, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of the entities comprising Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual entities which comprise Landlord nor against their respective partners, members, directors, officers or shareholders nor against any of their personal assets for such satisfaction other than the Building or any interest they may have in or to the Building or any portion thereof.

     ARTICLE 11. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time prior to the expiration or earlier termination of the term hereof nor permit the Premises to remain unoccupied for a period longer than ten (10) consecutive days. In the event Tenant shall abandon, vacate or surrender the Premises or be dispossessed by process of law or otherwise, any personal property belonging to tenant and left on the Premises shall be deemed to have been abandoned.

     ARTICLE 12. LIENS. Should any mechanic's or other liens be filed against the Premises by reason of Tenant's acts or omissions or because of a claim against Tenant or against Tenant's agents or contractors, Tenant shall cause the same to be canceled and discharged of record and shall indemnify, defend and hold Landlord harmless from any such lien and shall deal with any such lien in accordance with the terms of Article 8 above.

     ARTICLE 13.  ASSIGNMENT AND SUBLETTING.

     13.1 Landlord's Consent Required. Tenant acknowledges and agrees that it has entered into this Lease in order to acquire the Premises for its own personal use and not for the purpose of obtaining the right to convey the leasehold to others. Tenant shall not assign, license, transfer, mortgage, hypothecate, or otherwise encumber all or any part of this Lease or any interest therein, or sublet the Premises or any part thereof to occupy or use the Premises or any portion thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord's consent shall not be deemed unreasonably withheld if the proposed new tenant is anyone with whom Landlord has negotiated for a direct lease within the preceding twelve
(12) months, anyone with whom Landlord is negotiating a direct lease at the time of such proposed


                                    Page -9-
assignment of sublease, anyone on Landlord's list of prospective new tenants, or any current or prior occupant or tenant of the Building; or if in Landlord's opinion the business operation conducted on the Premises is or may in any way adversely affect the Building or other tenants during the term of the Lease by such proposed assignment, license, transfer, mortgage, encumbrance or subletting; or the financial worth of a proposed new tenant is less than that of Tenant or the financial worth or the guarantor of a proposed new tenant is less than that of Tenant or the financial worth or the guarantor of a proposed new tenant is less than that of the guarantor of Tenant. Acceptance of rent by Landlord of Tenant or Assignee shall not be deemed approval or acceptance of assignment or subletting. Tenant shall remain liable for all terms and conditions of this Lease Agreement at all times even upon Lease assignment or subletting. Any assignment or subletting by Tenant without Landlord's consent shall be a default by Tenant hereunder.

     13.2 Tenant's Application. In the event that Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least 60 days prior to the proposed effective date of the assignment of sublease ("Proposed Effective Date"), in writing: (a) a request for permission to assign or sublease, setting forth the Proposed Effective Date, which shall be no less than 60 nor more than 120 days after the sending of such notice; (b) the name of the proposed subtenant or assignee; (c) the nature of the proposed subTenant's or assignee's business to be carried on in the Premises; (d) the name of the guarantor, if any, of the proposed subtenant or assignee; (e) the terms and provisions of the proposed sublease or assignment;
(f) current audited financial statements of the proposed subtenant or assignee and the guarantor, if any, and (g) the fee for review pursuant to Section 13.4 below.

     13.3 Recapture. If Tenant proposes to assign this Lease, Landlord may, at its option, exercisable upon written notice to Tenant within 30 days after Landlord's receipt of the notice from Tenant, elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease all or part of the Premises, Landlord may, at its option, exercisable upon written notice to Tenant within 30 days after Landlord's receipt of the notice from Tenant, elect to recapture such portion of the Premises as Tenant proposes to sublease and, upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured.

     13.4 Fee for Review. In the event Tenant shall request to assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, or sublet the Premises or any part thereof, Tenant shall pay to Landlord a non-refundable fee of $500.00 for Landlord's time and processing efforts and for expenses incurred by Landlord in reviewing such transaction. In addition to such fee, Tenant shall pay to Landlord in the event Landlord retains the services of an attorney to review the transaction, all reasonable attorneys= fees incurred by the Landlord in connection therewith, Tenant shall pay such attorneys= fees to Landlord within five days after written request therefor and such payment shall be a condition to any approval by Landlord.

     13.5 Implied Assignment. If Tenant hereunder is a corporation, an unincorporated association, a limited liability company or a partnership, the transfer, merger, assignment or hypothecation or any stock or interest in such entity in the aggregate in excess of 25% shall be deemed an assignment within the meaning and provisions of this Article; provided however, that a transfer or assignment of any such stock or interest by a shareholder, partner or member to his or her spouse, children or grandchildren is excepted from the foregoing provision.

     ARTICLE 14.  PARKING AND COMMON AREAS.

     14.1 Parking. Tenant shall have the non-exclusive right to use parking spaces in the parking area provided by Landlord adjacent to or near the Premises, subject to such reasonable rules and regulations as Landlord may impose from time to time. Nothing contained herein shall be deemed to create any liability or responsibility upon Landlord for any damage to motor vehicles or Tenant, its customers, invitees and employees or for loss of property from within such motor vehicles, unless caused by the gross negligence of Landlord, its agents or employees.

     14.2 Rules and Regulations. Landlord shall have the right, through reasonable rules, regulations and/or restrictive covenants promulgated or modified by it from time to time, to control use and operation of the parking and the Common Areas in order that the same may occur in proper and orderly fashion; provided, however, that any such promulgated or modified rules, regulations and/or restrictive covenants shall not discriminate against Tenant in favor of other tenants or portions of the Building.


                                    Page -10-

     14.3 Changes. Landlord reserves the right to change from time to time the dimensions and location of the Common Areas as shown on Exhibit "A" as well as the dimensions identity and type of the Building (except the Premises of Tenant) shown on Exhibit "A" and to construct additional buildings, modify existing buildings or make other improvements.

     ARTICLE 15.  INDEMNITY AND WAIVER

     15.1 Assignment of Risk. This Article 15 is written and agreed to in respect of the intent of the parties to assign the risk of loss whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

     15.2 Release. Landlord and Tenant release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and the Building and other improvements in which the Premises are located, and to the fixtures, personal property, Tenant's improvements and alterations of either Landlord or Tenant, in or on the Premises and the Building and other improvements in which the Premises are located, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

     15.3 Waiver of Subrogation. Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by fire or any other risks insured against under any property insurance policy carried under the terms of this Lease. If any such insurance policy cannot be obtained with a waiver of subrogation without payment of an additional premium charge above that charged by the insurance companies issuing such policies without waiver of subrogation, the party receiving the benefit shall elect to either forfeit the benefit or shall pay such additional premium to the insurance carrier requiring such additional premium. It is understood that subrogation waivers may be operative only as long as such waivers are available in the State of Utah. In the event subrogation waivers are allegedly not operative in such State, notice of such fact shall be promptly given by party obtaining the insurance in question to the other party.

     15.4 Indemnification. Tenant, as a material part of the consideration to be rendered to Landlord, shall indemnify, defend, protect and hold harmless Landlord against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Landlord or which Landlord may pay or incur by reason of injury to person or property, from whatever cause, all or in any way connected with the condition or use of the Premises, on the improvements or personal property therein or thereon, including without limitation any liability or injury to the person or property of Tenant, its agents, officers, employees or invitees. Tenant agrees to indemnify, defend and protect Landlord and hold it harmless from any and all liability, loss, cost of obligation on account of, or arising out of, any such injury or loss however occurring, including beach of the provisions of this Lease and the negligence for the parties hereto. Nothing contained herein shall obligate Tenant to indemnify Landlord against its own sole or gross negligence or willful acts, for which Landlord shall indemnify Tenant. In the event any action, suit or proceeding is brought against Landlord by reason of such occurrence, Tenant, upon Landlord's request will at Tenant's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Tenant or by the insurer whose policy covers the occurrence and in either case approved by Landlord. The obligations of Tenant under this Article arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease.

     15.5 Waiver. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares, merchandise and loss of business in, upon or about the Premises and for injury to Tenant, its agents, employees, invitees or third persons in or about the Premises from any cause arising at any time, including breach of the provisions of this Lease and the negligence of the parties hereto.


                                   Page - 11 -

     15.6 Construction. Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its officers, directors, employees, partners and agents.

     ARTICLE 16.  INSURANCE

     16.1  Tenant's Insurance

           (a) Tenant agrees to secure and keep in force from and after the date Landlord shall deliver possession of the Premises to Tenant and throughout the term of this Lease, at Tenant's sole cost and expense comprehensive general liability insurance on the Premises under Tenant's care, custody and control, and all areas appurtenant thereto, on an occurrence basis with a minimum limit of liability in an amount of One Million Dollars ($1,000,000.00) per occurrence, Two Million Dollars ($2,000,000.00) aggregate. Evidence of said insurance shall be provided to Landlord within thirty (30) days of occupancy and shall name Landlord as an additional insured. The policy shall contain cross liability endorsements and shall insure performance by Tenant of the indemnity provisions of this Lease; shall cover contractual liability, and products liability; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall state that Landlord is entitled to recovery for the negligence of Tenant even though Landlord and Landlord's lender are named as an additional insured, shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insured which would void or otherwise reduce coverage shall not void or reduce coverage as to the other insured or additional insured; and shall afford coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this Lease. The limits of said insurance shall not limit any liability of Tenant hereunder. Not more frequently than every three (3) years, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall promptly increase said insurance coverage as required by Landlord.

           (b) At all times during the term hereof, Tenant shall keep in force at its sole cost and expense, fire and extended coverage insurance, and against sprinkler leakage or malfunction and water damage and against vandalism and malicious mischief, Tenant's leasehold improvements, trade fixtures, furnishings, equipment and contents upon the Premises in full replacement value thereof. Tenant shall also obtain broad form boiler and machinery insurance on all air-conditioning equipment, boilers and other pressure vessels or systems, whether fired or unfired, which are installed by Tenant or which exclusively serve the Premises. Such boiler and machinery insurance shall cover the replacement value of such items. Tenant shall also obtain plate glass insurance for all plate glass upon the Premises. During the Lease term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the property so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures.

           (c) Tenant shall procure pollution liability insurance covering Landlord against any diminution in value of the Premises or Building as a result of Tenant's handling of any Hazardous Material (as defined herein) the cost of any on or off site clean up of any such hazardous material, any toxic waste liability including a complete indemnification of Landlord against any and all claims whatsoever made in any connection whatsoever with Tenant's bringing any Hazardous Material onto the Premises or the Building.

     16.2 Landlord's Insurance. Landlord shall procure insurance coverage insuring Landlord against loss of, or damage to, the Building by reason of fire and certain other casualties. Such insurance shall be underwritten by a responsible insurance company qualified to do business in the State where The Building is located and shall be in the face amount equal to the full replacement cost of The Building. Such insurance shall cover loss or damage by fire, and loss or damage arising out of the normal extended coverage perils which are windstorm, hail, acts of god, explosion, riot, attending a strike, civil commotion, aircraft, vehicles, and smoke.

     16.3 Violations. No use shall be made or permitted to be made on the Premises, nor acts done, which will increase the existing rate of insurance upon the Building, or cause the cancellation of any insurance policy are located, or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the


                                    Page -12-

Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall at its sole cost and expense, comply with any and all requirements pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and public liability insurance, covering the Premises or the Building. Tenant agrees to pay to Landlord, as additional rent, any increase resulting from Landlord's use in premium on policies which may be carried by Landlord on the Premises or the Building, or any blanket policies which include the Building, covering damage thereto and loss of rent caused by fire and other perils above the rates for the least hazardous type of occupancy of office use. Tenant further agrees to pay Landlord, as additional rent, any increases in such premiums resulting from the nature of Tenant's occupancy or any act or omission of Tenant.

     ARTICLE 17.  UTILITIES; JANITORIAL SERVICE.

     17.1  Utilities.

           (a) Tenant shall be solely responsible for, and shall promptly pay before delinquency, all charges for use or consumption of heat, sewer, water, gas, electricity, telephone or any other utility services supplied to Tenant or to the Premises during the term hereof. Should Landlord elect to supply any utility service, Tenant agrees to purchase and pay for the same at the applicable rates then prevailing in the community. Should any utility service be provided on a joint meter to the Premises and to other spaces within the Building, Tenant shall reimburse Landlord for its pro rata share (based upon floor area square footage) of such jointly supplied utility service. Such reimbursement shall be made within ten (10) days following the receipt of Landlord's statement indicating the share owed by Tenant and such shall be considered additional rent hereunder.

           (b) Landlord shall not be liable in the event of any interruption in the supply of any utility service to the Premises or to the Building. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant's expense in accordance with plans and specifications first approved in writing by Landlord.

           (c) In the event any governmental authority promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the provision of any other utility or service provided with respect to this Lease. Landlord may, in its sole and absolute discretion, take any action necessary to comply with such mandatory or voluntary controls or guidelines, including making alterations to the Building. Such compliance and the making of such alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent or to perform each of its other covenants hereunder or constitute or be construed as a constructive or other eviction of Tenant.

     17.2 Janitorial. Tenant shall provide, at its sole expense, regular janitorial service for the Premises which shall include at least ordinary dusting and cleaning, emptying of waste baskets and vacuuming. In addition, Tenant shall provide an adequate sized dumpster for the storage of refuse in the location acceptable to Landlord. Tenant shall arrange for the removal of such refuse and periodic cleaning of such dumpster and the areas immediately adjacent thereto.

     ARTICLE 18. PERSONAL PROPERTY TAXES. During the term hereof Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant as well as any alterations or leasehold improvements contained in the Premises and when possible Tenant shall cause said fixtures, furnishings and equipment to be assessed and billed separately from the real property of Landlord.

     ARTICLE 19.  DEFAULT.

     19.1 Action Upon Default. In the event of any failure of Tenant to pay any Rent due hereunder within five (5) days after the same shall be due or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than ten (10) days after written notice of such default shall have been given to Tenant or if Tenant or any guarantor of the Lease shall become bankrupt or insolvent or file any debtor proceedings or take or


                                    Page -13-
have taken against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property or if Tenant or any such guarantor makes an assignment for the benefit of creditors or petitions for or enters into an arrangement or if Tenant shall abandon said Premises or suffer this Lease to be taken under any writ of execution, Landlord, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Any two (2) failures by Tenant to observe and perform any provisions of this Lease during any twelve
(12) month period of the term, as such may be extended, shall constitute, at the option of Landlord, a separate and non-curable default.

     19.2 Landlord Options; Reletting. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, upon such reletting, all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such alterations and repairs, third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied toward payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

     19.3 Use of Property. In the event of default, all Tenant's fixtures, furniture, equipment, improvements, additions, alterations and other personal property shall remain on the subject Premises and in that event and continuing during the length of said default, Landlord shall have the right to take the exclusive possession of the same and to use the same, rent or charge free, until all defaults are cured, or, at its option, at an time during the term of this Lease, to require Tenant to forthwith remove the same, and Tenant hereby waives all rights to notice and all common law and statutory claims and causes of actions which it may have against Landlord subsequent to such date as regards to storage, distribution, damage, loss of use and ownership of the personal property affected by the terms of this Article. Tenant acknowledges Landlord's need to relet the Premises upon termination of this Lease for repossession of the Premises and understands that the forfeitures and waivers provided herein are necessary to said reletting and to prevent Landlord incurring a loss for inability to deliver the Premises to a prospective Tenant.

     19.4 Landlord's Lien. It is agreed that Landlord shall have a first lien on all of the equipment, fixtures, furnishings and other personal property brought upon the Premises by Tenant for use thereon. In the event of a default in the payment of any sum required to be paid under this Lease by Tenant, Landlord shall have the right, at its option, without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, to take possession of such personal property and sell the same at a private or public sale and apply the proceeds thereof upon the sums owing to Landlord hereunder. Tenant agrees to execute and deliver to Landlord during the duration of this Lease such further instruments as Landlord may reasonably deem necessary or desirable to accomplish or facilitate the


                                    Page -14-
arrangement contemplated herein or to perfect or continue the perfection of the interests of Landlord hereunder, including UCC Financing Statements and Continuation Statements. Tenant agrees that for purposes of the Utah Uniform Commercial Code, this Lease shall also constitute a Security Agreement. Tenant hereby designates Landlord as Tenant's attorney-in-fact for purposes of executing such documents as may be necessary to perfect the lien and security interest granted hereunder.

     19.5 Remedies Cumulative. The remedies given to Landlord in this section shall be in addition and supplemental to all other rights or remedies which Landlord may have under laws then in force.

     ARTICLE 20.  DESTRUCTION.

     20.1 Damage/Restoration. If the Building shall be partially damaged by fire or other casualty insured against under Landlord's property damage insurance policies, Landlord shall, upon receipt of the insurance proceeds, repair the Building to a condition which is substantially similar to the condition in existence prior to such casualty.

     20.2 Exceptions to Obligation to Rebuild. Notwithstanding the foregoing, however, if the Building is damaged as a result of flood, earthquake, nuclear radiation or contamination, act of war or other risk which is not covered by Landlord's insurance, or if the Premises or the Building are damaged to the extent of thirty-three and one third percent (33-1/3%) or more of their then replacement value, or if the repair of the Premises, or the Building, would require more than one hundred twenty (120) days, Landlord shall either terminate this Lease upon written notice given to Tenant within forty-five (45) days following such casualty or commence as soon as is reasonably possible the restoration of the Building.

     20.3 Extent of Landlord's Obligations to Rebuild. Landlord's obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the term hereof. The cost of any repairs made by Landlord, pursuant to this Article 20 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Tenant shall reimburse Landlord upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Landlord's insurance policy, or if other premises are also repaired, a pro rata share based on total costs of the repair equitability apportioned to the Premises. Tenant shall, however, not be responsible to pay any deductible for which no insurance proceeds will be obtained under Landlord's insurance policy, or if other premises are also repaired, a pro rata share based on total costs of the repair equitability apportioned to the Premises. Tenant shall, however, not be responsible to pay any deductible or its share of any deductibles to the extent that Tenant's payment would be in excess of $10,000.00 if Tenant's consent has not been received by Landlord, unless such denial of consent by Tenant is unreasonable.

     20.4 Tenant's Obligations. Unless this Lease is terminated, Tenant shall, at its expense, repair the fixtures and improvements installed by it within the Premises and repair or replace any of Tenant's furniture, equipment or other personal property damaged by such casualty.

     20.5 Abatement of Rent. In the event this Lease is not terminated and Landlord undertakes to repair any portion of the Premises, until such repair is complete, Basic Rent shall abate proportionately as to the portion of the Premises rendered untenable unless (i) Landlord shall make available to Tenant, during the period of such repair, other space in the Building which is reasonably suitable for the temporary conduct of Tenant's business, or (ii) the damage being repaired was caused by the fault or negligence of Tenant or its employees, agents, licensees or concessionaries.

     20.6 Last Year of Term. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Building or the Premises when damage resulting from any casualty covered under this Article occurs during the last 18 months of the term of this Lease or any extension hereof.

     ARTICLE 21. EMINENT DOMAIN. If all or more than 33-1/3% of the Premises or all or a material portion of the Common Areas shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or transfer in lieu thereof, either party hereto shall have the right, at its option, to terminate this Lease as of the date title vests in the condemning entity. Landlord shall be entitled to any award, or other payment made in connection with such


                                    Page -15-
condemnation. Tenant, however, shall have the right to pursue a claim in any condemnation proceeding against the condemning authority (but not against Landlord) for compensation for any resulting damages to Tenant's business, trade fixtures and personal property (but not for any diminution or loss of Tenant's leasehold estate). If a part of the Premises shall be so taken or appropriated and this Lease is not thereafter terminated, the rental thereafter to be paid shall be reduced in the proportion that the area of the Premises so taken bears to the entire Premises. Notwithstanding the foregoing, however, before Tenant may terminate this Lease by reason of a taking or appropriation as described above, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Tenant's use of the Premises for a period in excess of ninety (90) days (assuming Landlord shall promptly commence any repairs necessary to restore the remaining Premises to a complete architectural unit). If any material part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the right, at its option, to terminate this Lease. Landlord shall be entitled to the entire condemnation award or payment attributable to any such taking of the Building or to any taking of any portion of the Common Areas.

     ARTICLE 22.  MORTGAGE REQUIREMENTS.

     22.1 Tenant's Right Subordinate. This Lease and all rights of Tenant under this Lease are hereby subordinate hereunder to any lien of any mortgage or mortgages or lien or other security interest resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or buildings hereafter placed upon the land of which the Premises are a part and to all advances made or thereafter to be made upon the security thereof. The provisions of this Article notwithstanding, so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof and shall not be terminated as a result of any foreclosure or sale or transfer in lieu of such proceedings pursuant to a mortgage or other instrument to which Tenant has subordinated its rights pursuant hereto.

     22.2 Attornment. In the event of the sale or assignment of Landlord's interest in the buildings of which the Premises are a part, or in the event of any proceeding, brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or other security instrument made by Landlord covering the Premises, Tenant shall attorn to the assignee or purchaser and recognize such purchaser as Landlord under this Lease.

     22.3 Notice and Cure. Tenant agrees to give any mortgagees (as defined below), by registered mail, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of a Notice of Assignment of Rents and Leases or otherwise) of the addresses of any such mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time set forth in this Lease, then any such mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any such mortgagee has commenced and is diligently pursuing the remedies necessary, to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such "mortgagee" shall mean the holder of any mortgage, the beneficiary under any deed of trust or the holder of any other security interest which encumbers the Building.

     ARTICLE 23. RULES, REGULATIONS AND RESTRICTIVE COVENANTS. Tenant shall faithfully observe and comply with the Rules, Regulations and Restrictive Covenants attached hereto as Exhibit "C" and all reasonable modifications of and additions thereto from time to time put into effect by Landlord, provided however, that any such promulgated or modified Rules, Regulations and/or Restrictive Covenants shall not discriminate against Tenant in favor of other lessees of portions of the Building. Landlord shall not be responsible to Tenant for the nonperformance by any other lessee or occupant of the Building of any such Rules, Regulations and Restrictive Covenants, but shall take reasonable steps to secure such other Tenant's compliance.

     ARTICLE 24. HOLDING OVER. If Tenant holds possession of the Premises after the term of this Lease with Landlord's consent, and Landlord accepts Rent in the amounts hereinafter provided, Tenant shall become a lessee from month-to-month upon terms equal to the then existing terms hereunder, except that the Basic Rent shall be the then existing Basic Rent then payable


                                    Page -16-
hereunder at the end of the term (on a monthly basis) multiplied by one hundred twenty-five percent (125%). Rent shall be paid in advance on or before the first day of each month and Tenant shall continue in possession until such tenancy shall be terminated by Landlord or until Tenant shall have given to Landlord a written notice at least thirty (30) days prior to the date of termination of such tenancy of its intention to terminate such tenancy.

     ARTICLE 25. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be sent by overnight courier or United States certified or registered mail, postage prepaid, addressed to the parties at the addresses set forth in the Fundamental Lease Provisions, or at such other address as may have been specified by a party giving prior written notice to the other party.

     ARTICLE 26. LANDLORD'S RIGHT TO CURE DEFAULTS. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after Tenant has received notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving any rights of Landlord or releasing Tenant from any obligations of Tenant hereunder, make such payment or perform such other act. All sums to be paid by Landlord and all necessary incidental costs together with interest thereon at the rate of one and one-half percent (1-1/2%) per month from the date of such payment by Landlord in connection with the performance of any such act by Landlord shall be considered additional rent hereunder and, except as otherwise in this Lease expressly provided, shall be payable to Landlord on demand or, at the option of Landlord, in such installments as Landlord may elect and may be added to any rent then due or thereafter becoming due under this Lease.

     ARTICLE 27. FORCE MAJEURE. Landlord shall not be responsible or liable for any delay in the observance or performance of any term or condition of this Lease to be observed or performed by Landlord to the extent such delay results from action of governmental authorities, civil commotions, strikes, fires, acts of God, whether or not similar or the matters herein specifically enumerated and any such delay shall extend by like time any period of performance by Landlord and shall not be deemed a breach of or failure to perform this Lease or any provision hereof.

     ARTICLE 28. SECURITY DEPOSIT. Tenant will deposit with Landlord or its agent the sum of $2,998.00, as security (and not as rent) for the full and faithful performance by Tenant of all of Tenant's obligations hereunder. In the event Tenant defaults in the performance of any of the terms hereof or abandons the Premises, Landlord may use, apply or retain the whole or any part of such security for the payment of any Rent or any other payment to be made by Tenant hereunder which is in default or of any other cost, expense or liability which Landlord may incur by reason of Tenant's default. If all or any portion of the security deposit is so used or applied, Tenant shall, no later than five (5) days after written demand is made therefor, deposit cash with the Landlord in an amount sufficient to restore the security deposit to its original amount. In the event of bankruptcy or other debtor-creditor proceedings, either voluntarily or involuntarily instituted by or against Tenant, the security deposit shall be deemed to be applied in the following order: to actual damages, obligations and other charges, including any damages sustained by Landlord, other than unpaid Rent, due to Landlord for all periods prior to the filing of such proceedings; to accrued and unpaid Rent prior to the filing of such proceeding; and thereafter to actual damages, obligations, other charges and damages sustained by Landlord and Rent due the Landlord for all periods subsequent to such filing. If Tenant shall, at the end of the term hereof, including extensions and holdover periods, have fully and faithfully complied with all of the terms and provisions of this Lease (but not otherwise) the security deposit, or any balance thereof shall then be returned to Tenant. Tenant shall not be entitled to interest on any such security deposit, and Landlord shall not be required to maintain the deposit in a segregated account, unless required by applicable law. Tenant shall not assign or encumber the funds deposited by it as security hereunder and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. In the event of a sale of the Premises or all or a portion of the Building, Landlord shall have the right to transfer the security deposit to the buyer, and Landlord shall thereupon be relieved of all obligations to return the security deposit to Tenant, and tenant agrees to look solely to the buyer for the return of the security deposit.


                                    Page -17-

     ARTICLE 29. QUIET ENJOYMENT. Landlord covenants that so long as Tenant performs all of its obligations hereunder it shall peacefully and quietly have, hold and enjoy the Premises for the term hereof.

     ARTICLE 30. SIGNS. Tenant shall not place on the Premises or in the Building, any exterior signs or advertisements, nor any interior signs or advertisements that are visible from the exterior of the premises, without Landlord's prior written consent, which Landlord reserves the right to withhold for any aesthetic reason in its sole judgment. All signing by Tenant shall be in accordance with the sign criteria set forth in Exhibit _______ attached hereto. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extensions thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant's expense.

     ARTICLE 31. SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

     ARTICLE 32. ESTOPPEL CERTIFICATES AND FINANCING. Within ten (10) days of request therefor by Landlord, Tenant shall execute a written statement acknowledging the commencement and termination dates of this Lease, that it is in full force and effect, has not been modified (or if is has stating such modifications), and providing any other pertinent information as Landlord or its agent might reasonably request. Failure to comply with this Article shall be a material breach of this Lease by Tenant giving Landlord all rights and remedies under Article 19 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Tenant.

     ARTICLE 33.  MISCELLANEOUS

     33.1 Successors and Assigns. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

     33.2 Arbitration. The parties agree that in the event a dispute arises with respect to this Lease, and the parties, after good faith efforts, have failed to resolve the dispute among themselves, that such dispute will be submitted to arbitration pursuant to the rules then in force of the American Arbitration Association, or a mutually acceptable alternative organization. If reasonably necessary, judgment upon an arbitration award may be entered in any court having jurisdiction.

     33.3 Attorneys' Fees. In the event that at any time during the term of this Lease either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the prevailing party therein for the reasonable expense of attorneys' fees and disbursements incurred therein by the prevailing party. In the event that at any time during the term of this Lease, Landlord consults with an attorney with respect to a delinquency or nonperformance of Tenant or serves Tenant with a notice to pay (or perform) or quit and Tenant subsequently cures, or is permitted by Landlord to cure, such delinquency or nonperformance, Tenant shall pay to Landlord all of Landlord's reasonable service of process fees, filing fees and attorneys' fees.

     33.4 Time. Time is of the essence of this Lease with respect to each and every Article, Section and Subsection hereof.

     33.5 Waiver. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of the same or any other term, covenant or condition or any subsequent breach of the same of any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.


                                    Page -18-

     33.6 Applicable Law. This Lease shall be governed by and construed in accordance with Nevada law.

     33.7 Separability. The invalidity or enforceability of any provision hereof shall not affect or impair any other provision hereof.

     33.8 Entire Agreement. This Lease and the Exhibits, Riders and Addenda, if any attached hereto and the rules and regulations adopted pursuant to Article 23 above constitute the entire agreement between the parties. All Exhibits, Riders or Addenda mentioned in this Lease are incorporated herein by reference. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Premises and becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in a River or Addendum is inconsistent with a provision in the body of this Lease, the provision contained in said Rider or Addendum shall control. It is hereby agreed that this Lease contains no restrictive covenants binding on other lessees or exclusive use provisions in favor of Tenant. There are no representations or promises by either party to the other except as are specifically set forth herein. This Lease supersedes and revokes all previous conversations, negotiations, arrangements, letters of intent, writings, brochures, understandings, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any agents of them. The captions and section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Section or Article.

     33.9 Terminology. The term "Landlord" as used herein shall include the agent or agents of Landlord. The term "Tenant" as used herein shall include the plural as well as the singular and shall include the masculine, feminine and neuter. If there is more than one Tenant, the obligations of Tenant hereunder shall be joint and several.

     33.10 No Recording by Tenant. Tenant shall not record this Lease or a Memorandum thereof without the written consent of Landlord. Landlord may file this Lease for record with the Recorder of the County in which the Building is located.

     33.11 Authority of Signatories. Each person executing this Lease individually and personally represents and warrants that he is duly authorized to execute and deliver the same on behalf of the entity for which he is signing (whether it be a corporation, general or limited partnership or otherwise) and that this Lease is binding upon said entity in accordance with its terms.

     33.12 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than is due hereunder shall be deemed to be other than payment towards or on account of the earliest portion of the amount then due, nor shall any endorsement or statement on any check or payment (or any letter accompanying any check or payment) be deemed an "accord and satisfaction" (or payment in full), and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amount or pursue any other remedy provided herein. Any statement on any check or instrument or any accompanying written communication rendered by Tenant to Landlord, claiming full satisfaction of a claim, shall be sent to the following designated person and address:

                                Mark Hallgren
                                HB Properties
                                5909 63rd Street
                                Lubbock, TX 79424

     ARTICLE 34. LANDLORD'S ACCEPTANCE. Landlord's execution of this Lease is subject to Tenant providing financial statements of the Tenant and/or Guarantor(s) which are acceptable to the Landlord.

     ARTICLE 35. GUARANTEE. FOR VALUE RECEIVED, the undersigned hereby unconditionally and irrevocably guarantees the prompt and faithful performance by Tenant of all of the obligations of the Tenant as set forth in the aforesaid Lease.


                                    Page -19-

     LANDLORD                          TENANT
     HB Properties                     Meadow Valley Corporation, Inc.


     /s/ MARK HALGREN                  /s/ ROBERT TERRIL
     ---------------------------       ---------------------------
     By: Mark Halgren, Partner         By: Robert Terril, Area Manager

     75-2616339                        88-017-1959
     ---------------------------       ---------------------------
     TAX ID #:                         TAX ID #:

     7/12/01                           7/15/01
     ---------------------------       ---------------------------
     Date                              Date

     Address: 5909 63rd Street         Address: 4411 South 40th Street, "D-11"
              Lubbock, TX  79424                Phoenix, AZ  85040

     IN WITNESS WHEREOF, Landlord and Tenant executed this Lease as of the date first above written.




                                                                 AFFIX CORPORATE
                                                                   SEAL (HERE)


                                    Page -20-

                                   ADDENDUM 1

     This Addendum 1 to Lease is executed concurrently with and is part of that certain Lease dated July 9, 2001 and hereinafter referred to as "Lease", which is attached hereto, by and between HB Properties ("Landlord") and Meadow Valley Corporation, Inc., an Arizona Corporation ("Tenant") for that Property known as 4635 Andrews Street, Suite "F", North Las Vegas, NV 89030. In the event of any conflict between this Addendum 1 to Lease and the Lease, the provisions of this Addendum 1 to Lease shall prevail. Unless otherwise provided, all capitalized terms shall have the same meaning as set forth in the Lease.

     1. TENANT IMPROVEMENTS: Landlord shall provide Tenant with approximately 1,914 square feet of HVAC office space as shown on attached Exhibit "B", per Brimont Construction Work letter and Tenant's specifications attached as Exhibit "B-1". Landlord's cost for said work shall not exceed $97,310.00. In addition, Landlord shall provide Tenant with doors, frames and hardware with a budget not to exceed $1,400.00. Landlord shall contract for all tenant improvement work directly with a licensed and bonded contractor and said work shall comply with current building codes.

     2. BASE RENT: The base rent as specified in Section 1.06 of the lease shall be as follows:

          Month 1-12          $2,998.00 per month, plus CAM Charges
          Months 13-24        $3,088.00 per month, plus CAM Charges
          Months 25-36        $3,180.00 per month, plus CAM Charges
          Months 37-48        $3,276.00 per month, plus CAM Charges
          Months 49-60        $3,374.00 per month, plus CAM Charges

     3. FINANCIAL INFORMATION: Tenant shall furnish to Landlord 1999, 2000 and current year balance sheet and income statements.

     4. TIME IS OF THE ESSENCE: In the event this lease is not executed by Tenant on or before July 20, 2001, this lease agreement shall become null and void.

     5. HAZARDOUS WASTE: Landlord agrees to disclose to Broker and to prospective tenants any and all information which Landlord has regarding present and future zoning and environmental matters affecting the property and regarding the condition of the property, including, but not limited to structural, mechanical and soils conditions, the presence and location of asbestos, PCB transformers, other toxic, hazardous or contaminated substances, and underground storage tanks in, on, or about the property. Broker is authorized to disclose any such information to prospective tenants.

     6. AMERICANS WITH DISABILITIES ACT: Please be advised that an owner or tenant of real property may be subject to the Americans With Disabilities Act (the ADA), a Federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to your property, Title III of the ADA requires owners and tenants of "public accommodations" to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. The regulations under Title III of the ADA are codified at 28 CFR Part 36.

          The Industrial Property Group (IPG) recommends that you and your attorney review the ADA and the regulations and, if appropriate, your proposed lease agreement to determine if this law would apply to you, and the nature of the requirements. These are legal issues. You are responsible for conducting your own independent investigation of these issues. The Industrial Property Group cannot give you legal advise on these issues.

          LANDLORD                     TENANT
          HB Properties                Meadow Valley Corporation, Inc.

          /s/ MARK HALGREN             /s/ ROBERT TERRIL
          --------------------------   ---------------------------
          By: Mark Halgren, Partner    By: Robert Terril, Area Manager

          75-2616339                   88-0171959
          --------------------------   ---------------------------
          TAX ID #:                    TAX ID #:

          Address: 5909 63rd Street    Address: 4411 South 40th Street, "D-11"
                   Lubbock, TX  79424           Phoenix, AZ  85040



                                                AFFIX CORPORATE
                                                  SEAL (HERE)

              CONSTRUCTION OF IMPROVEMENTS BY LANDLORD LEASE RIDER

This Rider is attached to and made part of that certain Industrial Real Estate Lease dated July 9, 2001 between HB Properties, as Landlord, and Meadow Valley Corporation, Inc., as Tenant, covering the Property commonly known as 4635 Andrews Street, Suite "F", North Las Vegas, NV 89030. ("Lease"). The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provisions of the Lease.

A. Description of Improvements. Landlord shall, at Landlord's expense, construct certain improvements on or about the Property ("Work") in accordance with certain plans and specifications attached hereto as Attachment "A" and incorporated herein by this reference. Attachment "A" shall consist of construction (bidset) drawings and specifications. Any such plans and specifications shall be submitted to Tenant's facilities manager for prior reasonable approval.

B. Preliminary Plans/Final Plans. If the plans and specifications attached hereto are agreed upon as final plans and specifications, (a) initial here, Landlord _______________ and Tenant ___________________, (b) such final plans and specifications are hereinafter referred to as the "Final Plans," and (c) the remainder of this Paragraph shall be inoperative. If the plans and specifications attached hereto are preliminary plans, Landlord shall prepare final working drawings and outlined specifications for the Work and submit such plans and specifications to Tenant for its approval. Tenant shall approve or disapprove such drawings and specifications within five (5) business days after receipt from Landlord. Tenant shall have the right to disapprove such drawings and specifications only if they materially differ from the plans and specifications attached hereto. If Tenant disapproves such drawings and specifications, Landlord and Tenant shall promptly meet in an attempt to resolve any dispute regarding such drawings and specifications. If the parties are unable to agree upon the final working drawings and specifications for the Work on or before July 31, 2000, Landlord may, at Landlord's option, either (i) terminate this Lease upon seven (7) days' prior written notice to Tenant, in which case neither Landlord nor Tenant shall have further liability to the other, or (ii) submit the matter to conclusive and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Final working drawings and specifications prepared in accordance with this Paragraph B and approved by Landlord and Tenant are hereinafter referred to as the "Final Plans".

C. Completion of the Work. Landlord shall use its best efforts to complete the Work described in the Final Plans prior to the scheduled Commencement Date set forth in Section 1.05 of the Lease. Notwithstanding the date set forth in
Section 1.05, the Commencement Date shall be the date upon which the Work is substantially completed and the Property is delivered to Tenant. For the purposes of this Paragraph B, the Work shall be conclusively deemed to be substantially completed when all Work described in the Final Plans is completed, except for minor items of work (e.g., "pick-up work") which can be completed with only minor interference with Tenant's conduct of business on the Property, and there is a Certificate of Occupancy for the property.

D. Changes. Landlord's obligation to prepare the Property for Tenant's occupancy is limited to the completion of the Work set forth in the plan and specifications attached hereto as Attachment A. Landlord shall not be required to furnish, construct or install any items not shown thereon. If Tenant requests any change, addition or alteration ("Changes") in such plans and specifications or in the construction of the Work, Landlord shall promptly give Tenant an estimate of the cost of such Changes and the resulting delay in the delivery of the Property to Tenant. Any request made by Tenant shall be from Tenant's real estate department. Within five (5) business days after receipt of such estimate, Tenant shall give Landlord written notice whether Tenant elects to proceed with such Changes. If Tenant notifies Landlord in writing that Tenant elects to proceed with such Changes and if Landlord approves such Changes, Landlord shall, at Tenant's expense, promptly make such Changes. If Tenant fails to notify Landlord of its election within the five (5) business day period, Landlord may complete the Work without making such Changes. Tenant shall pay or reimburse Landlord for the costs of such Changes within fifteen (15) days after billing. The Work shall be the property of Landlord and shall remain upon and be surrendered with the Property upon the expiration of the Lease Term.

E. Tenant's Work. All work not within the scope of the Work, such as the furnishing and installing of furniture, trade fixtures, telephone equipment and office equipment shall be furnished and installed by Tenant at Tenant's sole cost and expense. Tenant shall adopt a schedule which is consistent with the schedule of Landlord's contractors and conduct its work in such a manner as to maintain harmonious labor relations and not interfere with or delay the work of Landlord's contractors. All work and labor to be performed by Tenant shall (a) be carried out in a good and workmanlike manner; (b) comply with all governmental rules, regulations, statutes and directives; (c) not commence until proof of insurance reasonably required by Landlord is provided; and e) not adversely affect the proper functioning of any of the mechanical, electrical, sanitary and other service systems or installations of the Property or the Building of which the Property is a part.

F. Building Permit. If for any reason Landlord is not able to obtain a building permit for the Work based solely upon the Final Plans, or upon such modifications thereto as are agreed to by Tenant and Landlord, then this Lease shall be null and void and of no further force and effect. In either event, Landlord shall forthwith return any sums paid to Landlord by Tenant and Landlord and Tenant shall have no further obligations to or claims against the other arising from this Lease.

G. Delays. In the event that Landlord is delayed in completing the Work as a result of: (a) delays in the delivery of non-building standard materials, finishes or installations requested by Tenant after plan approval; (b) changes to the Final Plans requested by Tenant after approval thereof; (c) the carrying out of work on the Property by Tenant or its subcontractors; or (d) any other types of delays caused by Tenant, then, in such event, the Work shall be deemed to be substantially completed upon the date Landlord would have completed the Work in the absence of such delays as determined by Landlord's architect or contractor, and, if not already commenced, the Lease Term shall commence.